NEWS RELEASE

CONTACT:
CONMED Corporation
Todd Garner
Chief Financial Officer
315-624-3317
ToddGarner@conmed.com

CONMED Corporation Announces Changes to Board Leadership

•	Mark Tryniski to Stand for Reelection as Director but Will Not Stand for Reappointment as Chair
•	Chief Executive Officer Curt R. Hartman to Succeed Mark Tryniski as Chair
•	Martha Goldberg Aronson Selected as Lead Independent Director

Utica, New York, March 16, 2020 – CONMED Corporation (NYSE: CNMD) today announced that Mark E. Tryniski, Chair of the Board, has notified the Company that he will not stand for reappointment to the Chair position in May 2020, although he will stand for reelection as a director. The Board has appointed Curt R. Hartman to succeed Mr. Tryniski and serve as Chair, in addition to his role as Chief Executive Officer, effective immediately following the 2020 Annual Shareholder Meeting.

Additionally, the Board of Directors has appointed Martha Goldberg Aronson as Lead Independent Director, effective immediately following the 2020 Annual Shareholder Meeting. Ms. Goldberg Aronson currently serves as Chair of the Compensation Committee and also serves as a member of the Corporate Governance and Nominating Committee.

Details regarding the responsibilities of the Chair and Lead Independent Director roles can be found in the Company’s Preliminary Proxy Statement, which was filed earlier today with the SEC.

Mr. Tryniski commented, “The Board’s decision to appoint Curt as Chair reflects well-deserved recognition for Curt’s strong track record of leadership and execution. Moreover, it is a vote of confidence in the long-term value we expect him to create for the Company and its shareholders. Likewise, I am thrilled that Martha has agreed to become CONMED’s Lead Independent Director. She has been an active and persuasive voice within the boardroom, and I am confident that her leadership will be an asset to the Board.”

Mr. Hartman commented, “Mark’s stewardship of the Board over the last six years has been exemplary, and his steady hand has helped shape CONMED into the Company that it is today. I am grateful for the guidance that Mark has provided me as an advisor and sounding board, and I am pleased that he will continue to serve as a director. I am delighted that Martha has agreed to step into the role of Lead Independent Director. She has a wealth of global medical device leadership and board experience, and I look forward to continuing to work closely with her to drive CONMED forward.”

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery, thoracic surgery and gastroenterology. For more information, visit www.conmed.com.

SOLICITATION LEGEND

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposals to be voted on in connection with the 2020 annual meeting of shareholders of CONMED Corporation (the “Company”), including the election of directors. The Company filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) on March 16, 2020 in connection with the solicitation of proxies for its 2020 annual meeting of shareholders or any adjournment or postponement thereof (the “2020 Annual Meeting”). The Company intends to file other relevant materials with the SEC, including a proxy statement in definitive form, in connection with the 2020 Annual Meeting. This document is not a substitute for the proxy statement or any other document which the Company may file with the SEC. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain free copies of the proxy statement (when available) and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s investor relations website at https://www.conmed.com/en/about-us/investors/investor-relations as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the Company’s 2020 Annual Meeting. Certain information regarding these directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Company’s definitive proxy statement for the 2020 Annual Meeting and other relevant documents to be filed with the SEC. Information regarding the Company’s directors and executive officers is currently available in the Company’s definitive proxy statement for its 2019 annual meeting of shareholders filed with the SEC on April 12, 2019 and the Company’s preliminary proxy statement for the 2020 Annual Meeting filed with the SEC on March 16, 2020. All documents filed by the Company with the SEC will be available free of charge from the sources indicated above.

Forward-Looking Statements

This press release may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results, developments and events to differ materially from those in the forward-looking statements may include, but are not limited to, the risk factors discussed in the Company's Annual Report on Form 10-K for the full year ended December 31, 2019. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. Forward-looking statements speak only as of the date made, and the Company disclaims any obligation to update or revise any forward-looking statements except as required by applicable law.